Teleflex Incorporated First Quarter 2006 Earnings Conference Call Exhibit 99.1

Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617-801-6888, pass code number 43683247.

Forward-Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10-K. Further historical information including unaudited proforma segment results that reflect discontinued operations is available at www.teleflex.com. This presentation includes certain non-GAAP financial measures. Reconciliation of those measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Unallocated corporate expenses, restructuring costs, gain on sale of businesses and assets, interest income and expense and taxes on income are excluded from the measure.

Jeff Black President and Chief Executive Officer

Q1 2006 Financial Results at a Glance Revenues: $632 million, up 1% Core growth: 4% Income from continuing operations: $29 million, up 17% Income from continuing operations excluding special charges, gain on sale of assets, and options expense: $33 million, 81 cents per share Cash flow from operations: $36 million Maintaining view of 2006 earnings performance

Q1 2006 Segment Summary Medical operational issues and growth initiatives suppressed margins Medical outlook for balance of 2006 is solid; expect to return to 20% margins overall for the year Aerospace Segment outperformed plan All three businesses performing well Commercial Segment operating profit declined as anticipated Mix impact of lower margin products, new product introduction cost

Q2 2006 Objectives Execute on Medical Segment operational initiatives Continue Medical IT platform consolidation program Continue solid execution in Aerospace Segment Seasonal recovery of aftermarket marine business in Commercial Segment Execute on operational effectiveness initiatives in Commercial Segment

Teleflex Returning Capital to Shareholders Significant investment in stock buyback program 279,400 shares purchased in Q1 2006 969,500 shares purchased to date $64.7 million invested in buyback to date Authorization in place for $140 million $10.1 million dividends paid Dividend action announced Dividend increased 14%

Teleflex Moving Forward Enhance global presence Expand in new markets Leverage cost-effective manufacturing platforms Invest in new product development Focus on core growth Expand through acquisitions, partnerships New products, new growth platforms, new markets Continue to refine manufacturing platform Remain focused, flexible and cost-effective

Martin Headley Executive Vice President and Chief Financial Officer

Three Month Summary from Continuing Operations *Note: Other costs includes a charge of $2 million related to inventory adjustment in 1Q 2005

Summary Financial Performance - Q1 2006

Q1 2006 Results - Medical Segment Revenues impacted by currency translation - $6.9 million Operating profit below plan for Q1 Currency - $1.6 million IT cost - $3.2 million Costs of expansion and operational inefficiencies in Medical OEM Outlook for 2006 remains solid

Q1 2006 Results - Commercial Segment Solid core revenue growth Marine OEM, new product contribution positive Slow marine aftermarket Industrial sales increase North American auto sales increase Decline in EU Auto market on lower sales in France Operating profit Q1 costs in new product production for marine/industrial Wind down of military program Margin impact of higher sales of certain industrial/automotive products sales Slow start to marine aftermarket

Q1 2006 Results - Aerospace Segment Revenues up 13% Double digit increases in all three businesses Cargo handling systems improved on deliveries of wide body systems Operating profit Benefit of restructuring Increased volumes Positive order trend continues Strong backlog growth Note: Incremental $199k of restructuring in Aerospace in Q1 '06

Asset Velocity Asset velocity - close to plan but impacted by inventory in Aerospace Segment Note: Asset velocity is working capital (excluding cash, debt, and deferred taxes) as a percentage of annualized quarterly sales

Cash Flow Overview Higher inventory and receivables in Aerospace Segment impacts first quarter cash flow from operations 2006 cash flow from operations expected to approach $300 million

Strong Balance Sheet for Future Growth Balance sheet well capitalized, leverage remains near historic lows

Teleflex 2006 Outlook Diluted earnings per share from continuing operations before restructuring charges and options expense: $4.05 to $4.25 Non-cash expense related to accounting for stock options of $7 to $8 million pre-tax, or 12 to 14 cents per fully diluted share Restructuring charges: $13 to $15 million pre-tax, or 20 to 23 cents per fully diluted share Operating cash flow approaching $300 million

Re-establish sales momentum and margin expansion in Medical Segment Maintain consistent execution in Commercial Segment Continue to capitalize on cyclical upturn in Aerospace Segment Invest in stock buyback program Expand acquisition pipeline Q2 2006 Objectives

Question and Answer Session

Appendix A - Reconciliation of Net Debt to Total Capital Calculation